Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-211301) of Summit Therapeutics plc of our report dated March 29, 2017 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Reading, UK

March 30, 2017